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                                     BY-LAWS

                                       OF

                     FIRST SUNAMERICA LIFE INSURANCE COMPANY

                             As amended May 9, 2003

                                    ARTICLE I

                              STOCKHOLDERS' MEETING

         SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders for the purpose of electing directors and the transaction of other business as may be properly brought before the meeting shall be held on the second Monday in May of each year at a time that the Board of Directors shall designate; however, the Board of Directors is authorized to set the date and time of the annual meeting on such other date or time in the month of May or June, as it may select, provided that the Board of Directors shall notify the Superintendent of Insurance of such a change of date and time.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Secretary upon written request of the Chairman of the Board, the President, or of three directors. At a special meeting, no business will be transacted and no corporate action shall be taken other than that stated in the notice of the meeting except with the unanimous consent, either in person or by proxy, of all the stockholders entitled to vote with respect to such business.

         SECTION 3. PLACE OF MEETINGS. All meetings of the stockholders shall be held at the office of the Company in New York City, or at such other place or places within or without the State of New York as shall from time to time be designated by the board of directors.

         SECTION 4. NOTICE OF MEETINGS. Notice of all meetings, annual or special, shall be given by mailing to each stockholder entitled to vote thereat, at least ten days and not

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more than 50 days before such meeting,  a written or printed notice of the time, place and purpose or purposes thereof. Any notice of meeting which has as one of its purposes the election of directors shall be filed in the office of the Superintendent of Insurance of the State of New York at least 10 days prior to the date of any such meeting.

         SECTION 5. QUORUM. The holders of a majority of the outstanding stock entitled to vote at any meeting represented in person or by proxy, shall constitute a quorum for all purposes. In the absence of a quorum, the stockholders entitled to vote thereat, represented in person or by proxy, may adjourn the meeting to a day certain.

         SECTION 6. VOTING. At all meetings of stockholders each share of stock held by a stockholder entitled to vote on any matter, represented in person or by proxy, shall be entitled to one vote, provided, however, that no stockholder shall vote his stock within one year after the date of acquisition thereof has been filed with the Superintendent of Insurance of the State of New York, whichever shall first occur. Proxies shall be in writing and shall be signed by the stockholder. Two inspectors of election shall be appointed by the Chairman at any stockholders' meeting at which inspectors are required.

         SECTION 7. WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting by the written consent thereto of the stockholders, setting forth such action and signed by the holders of all the outstanding shares entitled to vote thereon.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. NUMBER, AUTHORITY AND QUALIFICATIONS. The business and property of the Company shall be conducted and managed by a board of directors consisting of not less than thirteen nor more than nineteen directors. The number of directors shall be determined by vote of the stockholders at the annual meeting and until the first such meeting, the number of directors shall be fourteen. The number of directors determined

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by the stockholders at any annual meeting may be increased or decreased,  within the limits prescribed in this Section, by vote of the stockholders or the whole board of directors.

         At all times a majority of the directors shall be citizens and residents of the United States, not less than one-third of the directors and at least four shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity ("Non-Affiliates"), and not fewer than three directors shall be residents of the State of New York. Directors shall be at least eighteen years of age but need not be stockholders.

         SECTION 2. ELECTION AND REMOVAL. The board of directors shall be elected at the annual meeting of stockholders to serve until the next annual meeting and until their successors shall be elected and qualify. Any or all of the directors may be removed, with or without cause, by vote of the stockholders.

         SECTION 3. VACANCIES. Whenever any vacancy shall occur in the office of a director, such vacancy may be filled for the unexpired term by vote of the stockholders or by majority vote of the remaining directors. Where the number of directors is increased, additional directors may be elected by the stockholders or by the board of directors. No director elected pursuant to this Section shall take office or exercise the duties thereof until 10 days after written notice of his election shall have been filed in the office of the Superintendent of Insurance of the State of New York.

         SECTION 4. REGULAR MEETINGS. Regular meetings of the board of directors shall be held immediately following the annual meeting of the stockholders and at such intervals and on such dates as the board may designate.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by order of the Chairman of the Board, the President or upon the written request of any two members of the board.

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         SECTION 6. PLACE OF MEETING. Meetings of the board shall be held at the office of the Company in New York City or at such other place within or without the State of New York as may be designated in the notice thereof.

         SECTION 7. NOTICE OF MEETINGS. Notice of all regular or special meetings, other than the regular meeting held immediately following the annual meeting of stockholders, shall be given by mailing to each director at least three days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by telegram or personal delivery at least one day before such meeting.

         SECTION 8. BUSINESS TRANSACTED AT MEETINGS. No business and no corporate action shall be considered at any special meeting of the board of directors (other than that stated in any notice of such meeting) except by the unanimous vote of all the directors present at such meeting.

         SECTION 9. QUORUM. A quorum shall consist of not less than a majority of the directors then in office provided, that a quorum must include at least one Non-Affiliate.

         SECTION 10. ACTION BY THE BOARD. Subject to the provisions of Article X, Sections 4 and 5 hereof, any reference to corporate action to be taken by the board of directors shall mean such action at a meeting of the board. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board.

         SECTION 11. COMPENSATION. The compensation of directors shall be regulated and determined by the stockholders. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity, provided that no director who is also an officer of the Company shall receive any fee for serving as a director of the Company.

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                                   ARTICLE III

                               EXECUTIVE COMMITTEE

         SECTION 1. MEMBERSHIP. The board of directors by a majority vote of the whole board may elect from its own number an Executive Committee, to serve at the pleasure of the board, consisting of at least five members, one-third of which are Non-Affiliates. The Executive Committee shall elect from among its members a Chairman and a Secretary.

         SECTION 2. POWERS OF THE EXECUTIVE COMMITTEE. The Executive Committee during the intervals between meetings of the board of directors shall have and may exercise, except as otherwise provided by statute, all the powers of the board with respect to the conduct and management of the business and property of the Company and shall have power to authorize the seal of the Company to be affixed to all papers which may require it.

         SECTION 3. MEETINGS. Meetings of the Executive Committee may be called by order of the Chairman of the Committee or of any two members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and shall cause them to be recorded in books kept for that purpose. All actions of the Committee shall be reported to the board of directors at its next meeting succeeding the date of such action.

         SECTION 4. PLACE OF MEETINGS. Meetings of the Executive Committee shall be held at the office of the Company in New York City or at such other place, within or without the State of New York, as may be designated in the notice thereof.

         SECTION 5. NOTICE OF MEETINGS. Notice of all meetings shall be given by mailing to each member at least three days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by telegram or personal delivery at least one day before such meeting.

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         SECTION 6. QUORUM. A quorum shall consist of a majority of the total number of members of the Committee then in office and shall include at least one member who is a Non-Affiliate.

                                   ARTICLE IV

                                FINANCE COMMITTEE

         SECTION 1. MEMBERSHIP. The board of directors by a majority vote of the whole board may elect from its own number a Finance Committee to serve at the pleasure of the board, consisting of at least five members, one-third of which are Non-Affiliates the number to be determined by the board of directors. The Finance Committee shall elect from among its members a Chairman and a Secretary.

         SECTION 2. POWERS OF THE FINANCE COMMITTEE. The Finance Committee shall possess and may exercise all the powers of the board of directors with respect to the investments of the funds of the Company.

         SECTION 3. MEETINGS. Meetings of the Finance Committee may be called by order of the Chairman of the Committee or by any two members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and shall cause them to be recorded in books kept for that purpose. All actions of the Committee shall be reported to the board of directors at its next meeting succeeding the date of such action.

         SECTION 4. PLACE OF MEETING. Meetings of the Finance Committee shall be held at the office of the Company in New York City or at such other place within or without the State of New York as may be designated in the notice thereof.

         SECTION 5. NOTICE OF MEETINGS. Notice of all meetings shall be given by mailing to each member at least three days before such meeting, a written or printed notice of the

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time and place thereof. Such notice may also be given by telegram or personal delivery at least one day before such meeting.

         SECTION 6. QUORUM. A quorum shall consist of a majority of the total number of members of the Committee then in office and shall include at least one member who is a Non-Affiliate.

                                   ARTICLE V.

                                 AUDIT COMMITTEE

         SECTION 1. MEMBERSHIP. The board of directors by a majority vote of the whole board shall elect from its own number an Audit Committee to serve at the pleasure of the board, consisting of at least five members, all of whom are Non-Affiliates. The audit Committee shall elect from among its members a Chairman and a Secretary.

         SECTION 2. POWERS OF THE AUDIT COMMITTEE. The Audit Committee shall have responsibility for recommending the selection of independent certified public accountants, reviewing the Company's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by shareholders or policyholders, and evaluating the performance of officers deemed by the Audit committee to be principal officers of the Company and recommending to the whole board the selection and compensation of such principal officers

         SECTION 3. MEETINGS. Meetings of the Audit Committee may be called by order of the Chairman of the Committee or by any two members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and shall cause them to be recorded in books kept for that purpose. All actions of the Committee shall be reported to the board of directors at its next meeting succeeding the date of such action.

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         SECTION 4. PLACE OF MEETING. Meetings of the Audit Committee shall be held at the office of this Corporation in New York City or at such other place within or without the State of New York as may be designated in the notice thereof.

         SECTION 5. NOTICE OF MEETING. Notice of all meetings shall be given by mailing to each member at least three days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by telegram or personal delivery at least one day before such meeting.

         SECTION 6. QUORUM. A quorum shall consist of a majority of the total number of members of the Committee then in office.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 1. DUTIES IN GENERAL. All officers of the Company, in addition to the duties prescribed by the by-laws, shall perform such duties in the conduct and management of the business and property of the Company as may be determined by the board of directors. In the case of more than one person holding an office of the same title, any of them may perform the duties of the office except insofar as the board of directors, the Chairman of the Board, or the President may otherwise direct.

         SECTION 2. NUMBER OF DESIGNATION. The officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurer, and one or more Assistant Secretaries, one or more Assistant Treasurer, and one or more Assistant Vice Presidents, and such other officers as the board of directors may from time to time deem advisable.

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         SECTION 3. ELECTION AND TERM OF OFFICE. All officers shall be elected annually by the board of directors at the meeting of the board held immediately following the annual meeting of stockholders and shall hold office at the pleasure of the board until their successors shall have been duly elected and qualify. The board of directors shall also have the power at any time and from time to time to elect or appoint or delegate its power to appoint, any additional officers not then elected, and any such officer so elected or appointed shall serve at the pleasure of the board until the next annual meeting of stockholders and until their respective successors shall be elected, appointed or qualified. A vacancy in any office resulting from death, resignation, removal, disqualification or from any other cause, shall be filled for the balance of the unexpired term by the board of directors at a meeting called for that purpose, or at any regular meeting, or, if such office had been filled prior to such vacancy by appointment other than by the board, by the committee or person making such appointment.

         SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the board of directors and he shall perform such other duties as from time to time may be assigned to him by the board of directors.

         SECTION 5. PRESIDENT. The President, in the absence of the Chairman of the Board, shall preside at all meetings of the stockholders and of the board of directors. He shall be the chief executive officer and chief operating officer of the Company in charge of the day-to-day operations of the Company.

         SECTION 6. VICE PRESIDENTS. The Vice Presidents shall have such powers and perform such duties as may be assigned to them from time to time by the board of directors, the Chairman of the board or the President. The board of directors, the Chairman of the Board or the President may from time to time determine the order of priority as between two or more Vice Presidents.

         SECTION 7. SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders, of the board of directors, of the Executive Committee and of the

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Finance Committee; shall issue notices of meetings; shall have custody of the
Company's seal and corporate books and records; shall have charge of the issuance, transfer and cancellation of stock certificates; shall have authority to attest and affix the corporate seal to any instruments executed on behalf of the Company; and shall perform such other duties as are incident to this office and as are required by the board of directors, the Chairman of the Board or the President.

         SECTION 8. TREASURER. The Treasurer shall perform the duties incident to his office and such other duties as are required of him by the board of directors, the Chairman of the Board or the President.

         SECTION 9. OTHER OFFICERS. Other officers who may from time to time be elected by the board of directors shall have such powers and perform such duties as may be assigned to them by the board of directors, the Chairman of the Board or the President.

         SECTION 10. COMPENSATION. The compensation of the offices shall be fixed by the board of directors.

                                   ARTICLE VII

                                  CAPITAL STOCK

         SECTION 1. CERTIFICATES. Every stockholder shall be entitled to a certificate signed by the Chairman of the Board, the President or the Vice President and by the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer and under the seals of the Company, certifying the number of shares and class of stock to which he is entitled. When any such certificate is signed by a transfer agent or by a transfer clerk and by a registrar, the signature of the Company's officers and the Company's seal upon the certificate may be facsimiles, engraved or printed.

         SECTION 2. TRANSFER. Transfers of stock may be made on the books of the Company only by the holder thereof in person or by his attorney duly authorized thereto

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in writing and upon surrender and cancellation of the certificate therefore duly endorsed or accompanied by a duly executed stock power.

         SECTION 3. LOST OR DESTROYED CERTIFICATES. The board of directors may order a new certificate to be issued in place of a certificate lost or destroyed upon proof of such loss or destruction and upon tender to the Company by the stockholder of a bond in such amount and in such form and with or without surety as may be ordered, indemnifying the Company against any liability, claim, loss, cost or damage by reason of such loss or destruction and the issuance of a new certificate.

                                  ARTICLE VIII

                                    DIVIDENDS

         Dividends may be declared from the legally available surplus of the Company at such times and in such amounts as the board of directors may determine.

                                   ARTICLE IX

                         CORPORATE FUNDS AND SECURITIES

         SECTION 1. DEPOSITS OF FUNDS. Bills, notes, checks, negotiable instruments or any other evidence of indebtedness payable to and received by the Company may be endorsed for deposit to the credit of the Company as the board of directors or Executive Committee may determine and, when authorized by the board of directors or Executive Committee may be endorsed for deposit to the credit of agents of the Company in such manner as the board of directors or Executive Committee may direct.

         SECTION 2. WITHDRAWALS OF FUNDS. All disbursements of the funds of the Company shall be made by check, draft or toher order signed by such officers or agents of the Company as the board of directors or the Executive Committee may from time to time authorize to sign the same.

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         SECTION 3. SALE AND TRANSFER OF SECURITIES. All sales and transfers of securities shall be made by any member of the Executive Committee or Finance Committee or by any officer of the Company under authority granted by a resolution of the board of directors, the Executive Committee or the Finance Committee.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 1. VOTING STOCK OF OTHER CORPORATIONS. The Chairman of the Board, the President, any Vice President or any other officer designated by the board of directors of the Company may execute in the name of the Company and affix the corporate seal to any proxy or power of attorney authorizing the proxy or proxies or attorney or attorneys named therein to vote the stock of any corporation held by this Company on any matter on which such stock may be voted. If any stock owned by this Company is held in any name other than the name of this Company, instructions as to the manner in which such stock is to be voted on behalf of this Company may be given to the holder of record by the Chairman of the Board, the President, any Vice President, or any other officer designated by the board of directors.

         SECTION 2. NOTICES. Any notice under these by-laws may be given by mail by depositing the same in a post office or postal letter box or postal mail chute in a sealed post-paid wrapper addressed to the person entitled thereto at his address as the same appears upon the books or records of the Company or at such other address as may be designated by such person in a written instrument filed with the Secretary of the Company prior to the sending of such notice, except that notices which may be given by telegram or personal delivery may be telegraphed or delivered, as the case may be, to such person at such address; a and such notice shall be deemed to be given at the time such notice mailed, telegraphed, or delivered personally.

         SECTION 3. WAIVER OF NOTICE. Any stockholder, director or member of the Executive Committee of the board of directors may at any time waive any notice required

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to be given in writing or by telegram either before, at or after the meeting to which it relates. Presence at a meeting shall also constitute a waiver of such notice thereof unless the person entitled to such notice objects to the failure to give such notice.

         SECTION 4. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof, may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the board or committee.

         SECTION 5. PARTICIPATION IN MEETING BY TELEPHONE. Any one or more members of the board of directors or any committee thereof may participate in a meeting of the board or of such committee by means of a telephone conference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE XI

                                   AMENDMENTS

         The Bylaws may be amended in whole or in part by the vote of a majority of all of the stockholders or the vote of all the members of the board of directors.

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                                  CERTIFICATION

         The undersigned certifies that the foregoing is a true and complete copy of the Bylaws of First SunAmerica Life Insurance Company with all amendments to the date of this certificate.

Dated: May 30, 2003

                                     ________________________________________
                                     Christine A. Nixon
                                     Secretary
                                     First SunAmerica Life Insurance Company

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